                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
E.piphany, Inc.:

We consent to the use of our report dated September 10, 1999 on the consolidated financial statements of RightPoint Software, Inc. and subsidiary as of June 30, 1998 and 1999 and the related consolidated statements of operations and comprehensive loss, stockholders' equity, and cash flows for the years then ended included in Form 8-K of E.piphany, Inc. to be filed on or about January 18, 2000.

                                       /s/ KPMG LLP

Mountain View, California
January 18, 2000